UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): November 10, 2010 (November 10, 2010)

Trans-Pacific Aerospace Company, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-148447	36-4613360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2975 Huntington Drive, Suite 107, San Marino CA 91108
(Address of principal executive offices)

(626) 796-9804
(Registrant's telephone number)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 10, 2010, we appointed Alex Kam, Ray Kwong and Peter Liu as members of our Board of Directors.

Mr. Kam and Mr. Liu are both shareholders and board members of Godfrey (China), Ltd., in which we own a 25% interest. Mr. Kam and Mr. Liu together own 25% of Godfrey (China), Ltd. A description of the relationship between Godfrey (China) Ltd. and us is provided in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010.

Each of Messrs. Kam, Kwong and Liu (as well as our existing outside directors, Greg Archer and Kevin Gould) will receive a stock grant of 500,000 shares of our common stock as annual compensation for serving on our Board of Directors.

On November 10, 2010, we issued a press release announcing the appointment of Messrs. Kam, Kwong and Liu to our Board of Directors.     A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated November 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2010	Trans-Pacific Aerospace Company, Inc. a Nevada corporation

	By:	/s/ William Reed McKay
	Name:	William Reed McKay
	Title:	Chief Executive Officer and Chief Financial Officers